Letterhead of Thacher Proffitt & Wood






                                  January 30, 2003



Sanitec International S.A.
19-21 boulevard Prince Henri
L-1724 Luxembourg
RC Luxembourg B 82 055

         Re:      9% Senior Exchange Notes due May 15, 2012
                  Registration Statement Form F-4
                  ------------------------------------------

Ladies and Gentlemen:

         We have acted as United States tax counsel to Sanitec International (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Registrant's 9% Senior Exchange Notes due May 15, 2012 (the "Notes"), and the related preparation and filing of a Registration Statement on Form F-4 (the "Registration Statement") under the Act. The Notes are issuable under the Indenture, dated as of May 7, 2002 (the "Indenture"), between the Registrant and The Bank of New York, as trustee (the "Trustee"). The Indenture is in the form filed as an Exhibit to the Registration Statement. This opinion is rendered pursuant to Item 601(b)(8) of Regulation S-K under the Act.

         In connection with rendering this opinion letter, we have examined and relied upon executed copies of the Indenture and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations, warranties and covenants of the parties contained therein and, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. Further, as to matters of fact, we have examined and relied upon the information contained in the Registration Statement, dated January 30, 2003.

         In rendering this opinion letter, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto and (iv) that there is not any

Sanitec International S.A.

other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders the opinion expressed below inconsistent with such documents as so modified or supplemented. We have further assumed timely compliance by all parties to the documents described above with the terms thereof (without waiver or amendment of any of the terms thereof).

         In rendering this opinion letter, we express no opinion concerning any laws other than the federal income tax laws of the United States or with respect to any issue not expressly addressed below.

         Based upon and subject to the foregoing and subject to the limitations below, it is our opinion that the statements in the Registration Statement under the caption "Material Tax Consequences - Material United States Federal Income Tax Consequences of the Exchange Offer" (insofar as they relate to provisions of Unites States federal tax laws therein described) constitute our opinions and are accurate in all material aspects.

         Any change in applicable law, which may change at any time with retroactive effect and which is subject to differing interpretation, or in the facts or documents on which our opinion is based, may affect the validity of the foregoing opinion. This firm undertakes no obligation to advise you of any facts or circumstances that may come to our attention, or any change in legal authorities that may occur after the date of this opinion, that may affect the opinions expressed herein, or to update this opinion in the event that there is a change in the legal authorities, facts or documents upon which we have relied in rendering this opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters" and "Material United States Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act with respect to any part of the Registration Statement including this Exhibit.

                                Very truly yours,

                                By:  /s/ Thacher Proffitt & Wood
                                    --------------------------------
                                     Thacher Proffitt & Wood